THE QUARTZ GROUP SELLS DISC DUPLICATION

 SANTA ANA, Calif.--(BUSINESS WIRE)--June 26, 1997-- The Quartz Group
Inc. (F.K.A. Brown Disc Products Company, OTCBB:BDPC), a Silicon Valley based quartzware manufacturer and fabricator, Thursday announced that it has sold certain portions of its media disc duplication operations for approximately $100,000 to QRS Software Inc.

 "As a whole, the disc duplication operation no longer fits with our core business of quartzware manufacturing", stated David J. Lopes, chief executive officer for the Quartz Group. Based in Santa Ana, the Quartz Group fabricates a complete line of quartz glass products for use in the chip manufacturing and semiconductor processing equipment markets.

 This transaction effectively ends The Quartz Groups' involvement in the media disc duplication business and allows us to devote one hundred percent of our efforts and resources to the quartz manufacturing business.


CONTACT:     The Quartz Group
 Daryl Silversparre, 818/249-8032
 cisolution@msn.com
         or
 VistaQuest Financial Public Relations
 Andrew Schamisso, 212/551-7874
 schamisso@vistaquest.com